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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated April 3, 2001 in Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-90449) and related Prospectus of Canada Life of America Variable Life Account 1 dated May 1, 2001.


                                                  /s/ Ernst & Young LLP



Atlanta, Georgia
April 27, 2001